Exhibit 99(i)

                     LOUISIANA POWER & LIGHT COMPANY
                           STATEMENT OF INCOME
                    Twelve Months Ended March 31, 1994
                              (In Thousands)
                               (Unaudited)


 Operating Revenues:                                         $1,755,636
                                                             ----------
 Operating Expenses:
  Operation and maintenance:
   Fuel and fuel-related expenses                               334,182
   Purchased power                                              399,087
   Nuclear refueling outage expenses                             18,404
   Other operation and maintenance                              338,069
  Depreciation and decommissioning                              144,055
  Taxes other than income taxes                                  53,276
  Income taxes                                                  106,736
  Amortization of rate deferrals                                 28,422
                                                             ----------
            Total                                             1,422,231
                                                             ----------
 Operating Income                                               333,405
                                                             ----------
 Other Income (Deductions):
  Allowance for equity funds used
    during construction                                           3,089
  Miscellaneous - net                                             2,219
  Income taxes                                                   (4,540)
                                                             ----------
            Total                                                   768

 Interest Charges:
  Interest on long-term debt                                    124,717
  Other interest - net                                           11,432
  Allowance for borrowed funds used
    during construction                                          (2,147)
                                                             ----------
            Total                                               134,002
                                                             ----------
 Net Income                                                     200,171

 Preferred Stock Dividend Requirements and Other                 24,417
                                                             ----------
 Earnings Applicable to Common Stock                           $175,754
                                                             ==========